Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

AIG

175 Water Street

New York, NY 10038

www.aig.com

Contacts:

Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com

Jon Diat (Media): 212-770-3505; jon.diat@aig.com

Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com

AIG ANNOUNCES ACTIONS EXECUTING STRATEGY OF LEANER, MORE PROFITABLE AND FOCUSED INSURER

•	Returning at Least $25 Billion of Capital to Shareholders over Next Two Years

•	Executing IPO of up to 19.9% of United Guaranty Corporation as a First Step Towards a Full Separation

•	Streamlining the Business through Divestitures and Exits, including Sale of AIG Advisor Group

•	Reorganizing Operating Model into Separate Business Units to Enhance Transparency and Accountability, Driving Performance Improvement and Strategic Flexibility over Time

•	Separating Legacy Assets in New Portfolio to Provide Greater Transparency and Highlight Progress on ROE from Operating Portfolio

•	Reducing $1.6 Billion in Expenses within Two Years

•	Improving Commercial P&C Accident Year Loss Ratio by Six Points by 2017

•	Targeting ~9% Consolidated ROE by 2017, over 10% ROE in the Operating Portfolio

NEW YORK, January 26, 2016 – American International Group, Inc. (NYSE:AIG) today announced a series of strategic actions, organizational changes, and operating improvements to create a leaner, more profitable and focused insurer.

The Board of Directors has committed to return at least $25 billion of capital to shareholders over the next two years via buybacks and dividends without compromising the utilization of the Company’s deferred tax assets (DTA); approved the IPO of up to 19.9% of United Guaranty Corporation (UGC) as a first step towards a full separation; and approved the sale of AIG Advisor Group to Lightyear Capital LLC and PSP Investments.

In addition, the Board approved a number of organizational changes, including the creation of nine “modular” business units with greater end-to-end accountability, each with its own specific financial metrics. AIG will create a new “legacy” portfolio to hold non-strategic assets and has appointed Charlie Shamieh as Legacy CEO.

FOR IMMEDIATE RELEASE

In related operational actions, AIG also announced targeted expense reductions of $1.6 billion within two years, representing 14% of 2015 gross general operating expenses; a target of improving the Commercial P&C accident year loss ratio by six percentage points; and a consolidated ROE target of ~9% by 2017, reflecting 10.3% to 10.7% in the operating portfolio.

“With these actions, AIG has taken another major step in simplifying our organization to be a leaner, more profitable insurer, while continuing to return capital to shareholders and improve shareholder returns,” said President and CEO Peter Hancock. “The creation of more nimble, standalone business units that can grow within AIG or be spun out or sold allows us to do what is in our shareholders’ best interests.”

Douglas M. Steenland, AIG’s Non-Executive Chairman, said, “The Board’s actions reflect its full support for the plans that Peter Hancock and his management team have put forward, and we are aligned that these steps will deliver strong results while creating more options for shareholder value creation in subsequent years.

“AIG is committed to serving all its stakeholders by delivering first quartile total shareholder returns to its shareholders; providing risk expertise and dependable long-term balance sheet strength for its customers; having a culture of strict adherence to both the letter and spirit of regulatory requirements; and maintaining an environment that attracts and retains world-class employees.

“After careful consideration, AIG believes that a full breakup in the near term would detract from, not enhance, shareholder value. A lack of diversification benefits would reduce capital available for distribution, and there would be a loss of tax benefits. Being a non-bank SIFI is not currently a binding constraint on return of capital,” said Mr. Steenland.

Strategic Actions

Capital Return

AIG is committed to returning at least $25 billion of capital to shareholders over the next two years (via buybacks and dividends), on top of the $12 billion returned in 2015. The capital return is expected to be sourced from a combination of improved operating performance, divestitures, reinsurance transactions, a shift in asset allocation, a modest increase in leverage, and the release of capital over time from low-earning legacy assets. This commitment to returning $25 billion of capital can be achieved notwithstanding the strengthening of reserves and associated capital contribution announced today.

FOR IMMEDIATE RELEASE

IPO of up to 19.9% of United Guaranty Corporation (UGC)

AIG will pursue an initial public offering of United Guaranty Corporation (UGC) in mid-2016 to sell up to 19.9% of the outstanding shares, subject to regulatory and GSE approval, as a first step towards a full separation.

Divestiture of AIG Advisor Group

AIG has announced the sale of AIG Advisor Group to Lightyear Capital LLC, a New York private equity firm focused on financial services, and PSP Investments, one of Canada’s largest pension investment managers. The transaction is expected to close in second quarter 2016.

Organizational Changes

“Modular” Business Units

AIG is overhauling its management model to improve transparency, accountability and operating performance improvement throughout the organization. The new structure, composed initially of nine “modular” business units within AIG’s Commercial and Consumer segments, will decentralize decision-making, provide more accountability to business leaders, and allow for migration to a more variable cost structure. The reorganization will give AIG options to retain and grow the businesses, or take public or sell the units if they don’t adequately contribute to financial targets, or if it becomes apparent that they are worth more outside of AIG than within, or if they represent an efficient means of returning capital to shareholders. The Company could consider the separation of even the larger modular units of its Commercial and Consumer segments over time with utilization of the DTA, contingent on improvements in the credit risk profile and operating performance. Within AIG’s Commercial segment, the modular business units will be Liability and Financial Lines; Property and Special Risks; U.S. Commercial; and Europe Commercial. Inside the Consumer segment, the modular units will be U.S. Individual Retirement; U.S. Group Retirement; Life, Health and Disability; Personal Insurance (P&C); and Japan.

New “Legacy” Portfolio Management

The Company will create a new “legacy” portfolio composed of non-strategic assets and businesses that it intends to exit or run off. This portfolio will be managed in a way to monetize assets in a timely manner in order to return capital to shareholders. The Company will also introduce new disclosures later in 2016 to clarify sources of financial returns and enhance focus on a goal of releasing $9 billion of capital by 2017.

FOR IMMEDIATE RELEASE

Operating Improvements

Expense Reductions

AIG is also undertaking further substantial expense reductions of $1.6 billion within two years, representing 14% of 2015 gross general operating expenses. The savings will be driven by an acceleration of our current initiatives to rationalize the Company’s global structure, including consolidation of activities and de-layering, increased utilization of shared services and outsourcing, continued movement of operations to lower-cost locations, and further increased automation.

Underwriting Improvements

Aggressive actions will be taken to improve the Commercial P&C accident year loss ratio by addressing unprofitable clients purchasing one or two products, expanding and optimizing the use of reinsurance, and exiting or remediating targeted segments of underperforming portfolios. These actions are expected to result in accident year loss ratio improvement of six percentage points by 2017. In addition, we will undertake actions to sharpen our consumer focus and improve profitability, including narrowing our footprint in Personal Insurance, expanding reinsurance utilization for inefficient segments of the U.S. life business, achieving maximum benefits from investments in Japan, and growing our U.S. Retirement business.

ROE Improvement

AIG has set a consolidated normalized ROE target of ~9% by 2017, reflecting 10.3% to 10.7% in the operating portfolio. The increase will be driven by the operating improvements, capital actions and profitable growth outlined in the strategic plan. At the same time, legacy assets and liabilities will release low-earning capital over time.

Mr. Hancock concluded, “We have set substantial financial goals for AIG and will continue to improve shareholder return by thoughtfully managing the trade-off between book value per share growth and improving ROE. By overhauling the way the company is organized and creating modular, self-sufficient businesses, we will drive substantial operating performance improvements and maximize value for shareholders.”

The presentation of the strategic plan will be made at the investor update scheduled for 8:00 a.m. ET today, January 26, 2016. AIG’s presentation materials will be available in the Investors section of AIG’s website at http://www.aig.com. The live, listen-only webcast is open to the public and can be accessed via http://www.aig.com. A replay of the webcast will be available shortly after the call at the same location.

FOR IMMEDIATE RELEASE

For a video interview with Peter Hancock and other important information related to this announcement, please visit http://www.aig.com/strategy-update.

Cautionary Statement Regarding Forward Looking Information and Other Matters

This press release includes projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target,” “goal” or “estimate.” It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include: changes in market conditions; the occurrence of catastrophic events, both natural and man-made; significant legal proceedings; the timing and applicable requirements of any new regulatory framework to which AIG is subject as a nonbank systemically important financial institution and as a global systemically important insurer; concentrations in AIG’s investment portfolios; actions by credit rating agencies; judgments concerning casualty insurance underwriting and insurance liabilities; judgments concerning the recognition of deferred tax assets; judgments concerning estimated restructuring charges and estimated cost savings; completion of the year end audit process; and such other factors discussed in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, Part I, Item 2. MD&A in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, Part I, Item 2. MD&A in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and Part I, Item 1A. Risk Factors and Part II, Item 7. MD&A in AIG’s Annual Report on Form 10-K for the year ended December 31, 2014.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. This document may also contain certain non-GAAP financial measures. The reconciliation of such measures to the most comparable GAAP measures in accordance with Regulation G is included in the Appendix to this press release.

Nothing in this press release or in any oral statements made in connection with this press release is intended to constitute, nor shall it be deemed to constitute, an offer of any securities for sale or the solicitation of an offer to purchase any securities in any jurisdiction.

FOR IMMEDIATE RELEASE

COMMENT ON REGULATION G

Throughout this press release, including the financial highlights, AIG presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements AIG uses are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States.” The non-GAAP financial measures AIG presents may not be comparable to similarly-named measures reported by other companies. The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the Appendix to this press release.

Book Value Per Share Excluding Accumulated Other Comprehensive Income (AOCI) and Book Value Per Share Excluding AOCI and Deferred Tax Assets (DTA) are used to show the amount of AIG’s net worth on a per-share basis. AIG believes these measures are useful to investors because they eliminate the effect of non-cash items that can fluctuate significantly from period to period, including changes in fair value of AIG’s available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. Deferred tax assets represent U.S. tax attributes related to net operating loss carryforwards and foreign tax credits. Amounts are estimates based on projections of full-year attribute utilization. Book Value Per Share Excluding AOCI is derived by dividing Total AIG shareholders’ equity, excluding AOCI, by Total common shares outstanding. Book Value Per Share Excluding AOCI and DTA is derived by dividing Total AIG shareholders’ equity, excluding AOCI and DTA, by Total common shares outstanding.

Return on Equity – After-tax Operating Income Excluding AOCI and Return on Equity – After-tax Operating Income Excluding AOCI and DTA are used to show the rate of return on shareholders’ equity. AIG believes these measures are useful to investors because they eliminate the effect of non-cash items that can fluctuate significantly from period to period, including changes in fair value of available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. Deferred tax assets represent U.S. tax attributes related to net operating loss carryforwards and foreign tax credits. Amounts are estimates based on projections of full-year attribute utilization. Return on Equity – After-tax Operating Income Excluding AOCI is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI. Return on Equity – After-tax Operating Income Excluding AOCI and DTA is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI and DTA.

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Normalized Return on Equity, Excluding AOCI and DTA further adjusts Return on Equity – After-tax Operating Income, Excluding AOCI and DTA for the effects of certain volatile or market-related items. Normalized Return on Equity, Excluding AOCI and DTA is derived by excluding the following tax adjusted effects from Return on Equity – After-tax Operating Income, Excluding AOCI and DTA: catastrophe losses compared to expectations; alternative investment returns compared to expectations; DIB/GCM returns compared to expectations; fair value changes on PICC investments; update of actuarial assumptions; net reserve discount change; Life insurance IBNR death claim charge; and prior year loss reserve development.

Normalized Return on Equity, Excluding AOCI and DTA – Operating and Legacy Portfolios further adjust Normalized Return on Equity, Excluding AOCI and DTA for the allocation to the operating businesses of Corporate GOE, Parent Financial Debt and the related Interest Expense.

AIG uses the following operating performance measures because it believes they enhance the understanding of the underlying profitability of continuing operations and trends of AIG’s business segments. AIG believes they also allow for more meaningful comparisons with AIG’s insurance competitors. When AIG uses these measures, reconciliations to the most comparable GAAP measure are provided, on a consolidated basis.

After-tax operating income attributable to AIG is derived by excluding the following items from net income attributable to AIG: income or loss from discontinued operations; income and loss from divested businesses (including gain on the sale of International Lease Finance Corporation (ILFC) and certain post-acquisition transaction expenses incurred by AerCap Holdings N.V. (AerCap) in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and related tax effects); legacy tax adjustments primarily related to certain changes in uncertain tax positions and other tax adjustments; non-operating litigation reserves and settlements; reserve development related to non-operating run-off insurance business; restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization; deferred income tax valuation allowance releases and charges; changes in fair value of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense); changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized capital gains and losses; other income and expense — net, related to Corporate and Other runoff insurance lines; loss on extinguishment of debt; and net realized capital gains and losses; non-qualifying derivative hedging activities, excluding net realized capital gains and losses.

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Operating revenue excludes Net realized capital gains (losses), Aircraft leasing revenues, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair values of fixed maturity securities designated to hedge living benefit liabilities, net of interest expense (included in Net investment income for GAAP purposes).

General operating expenses, operating basis, is derived by making the following adjustments to general operating and other expenses: include (i) loss adjustment expenses, reported as policyholder benefits and losses incurred and (ii) certain investment and other expenses reported as net investment income, and exclude (i) advisory fee expenses, (ii) non-deferrable insurance commissions, (iii) direct marketing and acquisition expenses, net of deferrals, (iv) non-operating litigation reserves and (v) other expense related to a retroactive reinsurance agreement. AIG uses general operating expenses, operating basis, because it believes it provides a more meaningful indication of ordinary course of business operating costs.

AIG uses the following operating performance measures within its Commercial Insurance and Consumer Insurance reportable segments as well as Corporate and Other.

Commercial Insurance: Property Casualty and Mortgage Guaranty; Consumer Insurance: Personal Insurance

Pre-tax operating income: includes both underwriting income and loss and net investment income, but excludes net realized capital gains and losses, other income and expense — net, and non-operating litigation reserves and settlements. Underwriting income and loss is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, acquisition expenses and general operating expenses.

Ratios: AIG, along with most property and casualty insurance companies, uses the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses, and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios.

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Accident year loss and combined ratios, as adjusted: both the accident year loss and combined ratios, as adjusted, exclude catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. Catastrophe losses are generally weather or seismic events having a net impact in excess of $10 million each.

Commercial Insurance: Institutional Markets; Consumer Insurance: Retirement and Life

Pre-tax operating income is derived by excluding the following items from pre-tax income: non-operating litigation reserves and settlements; changes in fair values of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense); net realized capital gains and losses; and changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses.

Premiums and deposits includes direct and assumed amounts received and earned on traditional life insurance policies, group benefit policies and life-contingent payout annuities, as well as deposits received on universal life, investment-type annuity contracts and mutual funds.

Corporate and Other

Pre-tax operating income and loss is derived by excluding the following items from pre-tax income and loss: non-operating litigation reserves and settlements; reserve development related to non-operating run-off insurance business; loss on extinguishment of debt; net realized capital gains and losses; changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses; income and loss from divested businesses, including Aircraft Leasing; net gain or loss on sale of divested businesses (including gain on the sale of ILFC and certain post-acquisition transaction expenses incurred by AerCap in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and AIG’s share of AerCap’s income taxes); and restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization.

Results from discontinued operations are excluded from all of these measures.

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American International Group, Inc. (AIG) is a leading global insurance organization serving customers in more than 100 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig

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AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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American International Group, Inc.

Non-GAAP Reconciliation

Reconciliation of AIG Shareholders’ Equity, Ex. AOCI and DTA ($ in Billions) As of September 30, 2015	Life Insurance Companies	Non-Life Insurance Companies	Total Life and Non-Life Insurance Companies	Corporate and Other	AIG Inc.
Total AIG shareholders’ equity	$35.3	$48.8	$84.1	$14.9	$99.0
Less: Accumulated other comprehensive income (AOCI)	(4.4)	(2.3)	(6.7)	0.2	(6.6)

Total AIG shareholders’ equity, excluding AOCI	30.9	46.5	77.4	15.1	92.4
Less: Deferred tax assets (DTA)[3]	0.0	0.0	0.0	(15.3)	(15.3)

Total AIG shareholders’ equity, excluding AOCI and DTA	$30.9	$46.5	$77.4	($0.2)	$77.2

Reconciliation to Operating and Legacy Portfolio Shareholders’ Equity, Ex. AOCI and DTA:			Operating Portfolio	Legacy Portfolio	AIG Inc.
Total AIG shareholders’ equity, excluding AOCI and DTA			$77.4	($0.2)	$77.2
Transfer equity of legacy portfolio[1]			(6.2)	6.2	0.0
Push down of Parent debt[2]			(15.6)	15.6	0.0

Total AIG shareholders’ equity, excluding AOCI and DTA			$55.6	$21.5	$77.2

(1)	Represents transfer of the equity associated with discontinued/run-off businesses (primarily Eaglestone and Life run-off portfolios) and pre-2012 structured settlements to the legacy portfolio.
(2)	Represents the allocation of financial debt to the operating portfolio at leverage of 20% for Non-life and 25% for Life (calculated as Financial Debt + Hybrid Debt / Total Capital) by transferring in a portion of parent financial debt.
(3)	Represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits. Amounts are estimates based on projections of full year attribute utilization.

($ in Billions)	2014	2015
Total general operating expenses, Operating basis	$11.9	$11.2

Loss adjustment expenses, reported as policyholder benefits and losses incurred	(1.7)	(1.6)

Advisory fee expenses	1.3	1.3
Non-deferrable insurance commissions	0.5	0.5
Direct marketing and acquisition expenses, net of deferrals	0.6	0.7

Investment expenses reported as net investment income	(0.1)	(0.1)

Total general operating and other expenses included in pre-tax operating income	12.6	12.0
Restructuring and other costs	—	0.5
Other expense related to retroactive reinsurance agreement	—	0.2
Non-operating litigation reserves	0.5	0.0

Total general operating and other expenses, GAAP basis	$13.1	$12.8